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Exhibit 5.11

August 3, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our compilation report dated August 3, 2006 on the unaudited pro forma financial information of Teck Cominco Limited as at June 30, 2006 and for the year ended December 31, 2005 and the six months ended June 30, 2006, is included in this Registration Statement on Form F-10/A dated August 3, 2006.

Yours very truly,

Chartered Accountants
Vancouver, Canada

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  Exhibit 5.11